Exhibit 5.1

July 23, 2021

LGL Systems Acquisition Corp.

165 W. Liberty Street, Suite 220

Reno, NV 89501

Re:	LGL Systems Acquisition Corp.

Registration Statement on Form S-4

Filed May 14, 2021

File No. 333-256129

Ladies and Gentlemen:

We have acted as counsel to LGL Systems Acquisition Corp., a Delaware corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement on Form S-4 of the Company (as amended or supplemented through the date hereof, the “Registration Statement”), relating to the proposed issuance of up to 86,340,000 shares of common stock, $0.0001 par value per share of the Company (collectively, the “Shares”) to be issued by the Company pursuant to the terms of the Agreement and Plan of Merger, dated as of March 15, 2021 (the “Merger Agreement”), by and among the Company, LGL Systems Merger Sub Inc., a Delaware corporation (“Merger Sub”), and IronNet Cybersecurity, Inc., a Delaware corporation (“IronNet”), pursuant to which Merger Sub will merge with and into IronNet with IronNet surviving as a wholly-owned subsidiary of the Company. This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

As such counsel and for purposes of our opinions set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, resolutions, certificates of public officials and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation, the Registration Statement, the Merger Agreement, the Company’s Amended and Restated Certificate of Incorporation, as amended, the Company’s Bylaws, as amended and a certificate of the Secretary of State of the State of Delaware certifying as to the formation and good standing of the Company under the laws of the State of Delaware as of July 23, 2021 (the “Good Standing Certificate”). In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In such examination and in rendering the opinions expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iii) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to originals thereof, and that such originals are authentic and complete; (iv) the legal capacity, competency and authority of all individuals executing documents submitted to us; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) that no documents submitted to us have been amended or terminated orally or in writing except as has been disclosed to us in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true, complete and correct on and as of the date hereof; (viii) that there has not been any change in the good standing status of the Company from that reported in the Good Standing Certificate; (ix) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties; (x) that all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof; (xi) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded, and

LGL Systems Acquisition Corp.

July 23, 2021

(xii) that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware (the “DGCL”). As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that the Shares to be issued pursuant to the terms of the Merger Agreement have been duly authorized by the Company and, when the Registration Statement has been declared effective by order of the Commission (and not suspended or withdrawn) and the Shares have been issued and paid for in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, the Shares will be validly issued, fully paid and non-assessable.

Without limiting any of the other limitations, assumptions, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the DGCL, as in effect on the date of this opinion letter.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

This opinion letter is rendered solely in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose. This opinion letter is rendered as of the date hereof, and we assume no obligation to supplement or revise this opinion letter or to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP